CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-23669 of Morgan Stanely Dean Witter Strategist Fund on
Form N-1A of our report dated September 18, 2000, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
September 21, 2000